Exhibit 23.0

[Letterhead of Heard, McElroy & Vestal LLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Century Next Financial Corporation

We consent to the incorporation by reference in the Registration Statements of Century Next Financial Corporation on Form S-8 (Registration Nos. 333-171904 and 333-176876) of our report dated March 20, 2012, relating to the consolidated financial statements of Century Next Financial Corporation, which appears in this Form 10-K.

/s/ Heard, McElroy & Vestal LLC
Shreveport, Louisiana
March 21, 2012